EXHIBIT 99.1


FOR IMMEDIATE RELEASE

Contact:
Robert Mead/Doug Morris
Gavin Anderson& Company
212-515-1960/64


                 WARNACO FILES PLAN TO EMERGE FROM CHAPTER 11

       Plan of Reorganization Has Full Support of Major Creditor Groups Company to Retain Core Operations With Significantly Reduced Debt
                  Company Initiates Search for Permanent CEO

NEW YORK - October 1, 2002 - The Warnaco Group, Inc. (OTCBB: WACGQ) today announced that it has filed its Plan of Reorganization ("POR") with the U.S. Bankruptcy Court for the Southern District of New York. The Company said that the POR has the full support of the Company's pre-petition secured lenders and official committee of unsecured creditors and, upon approval by the Court, will enable Warnaco to emerge from Chapter 11 in early 2003 on a stand-alone basis with significantly reduced debt and with each of its core businesses intact.

Warnaco filed for Chapter 11 protection on June 11, 2001 in order to facilitate a restructuring of its operations and debt load. Upon consummation of the Plan of Reorganization:

>>      Warnaco's pre-petition secured lenders will receive the following:
        o Cash payments of approximately $101 million
        o Newly issued senior subordinated notes in the principal amount of $200 million
        o Approximately 96.26 percent of newly issued common stock in Warnaco;

>>      Holders of allowed general unsecured claims will receive approximately
        2.55 percent of newly issued common stock in Warnaco;

>> Holders of certain preferred securities issued by an affiliate of the Company, Designer Finance Trust, will receive approximately 0.60 percent of newly issued common stock in Warnaco if they do not reject or object to the Plan of Reorganization;

>> Pursuant to the terms of his Employment Agreement, as adjusted under the Plan, Tony Alvarez will receive an incentive bonus consisting of $1.95 million in cash, senior subordinated notes in the principal amount of $0.94 million and 0.59 percent of the newly issued common stock in Warnaco (increased from 0.45 percent to recognize his substantial contributions to the Company's reorganization);

>>       Warnaco's existing common stock will be extinguished;

>> Up to 10% of the newly issued common stock in Warnaco will be reserved for issuance pursuant to management incentive stock grants.

Cash requirements to satisfy the Company's obligations under the Plan will be funded from its excess cash and borrowings under a new secured exit financing facility to be entered into by the Company. Prior to its Chapter 11 filing, Warnaco had approximately $2.45 billion in debt. It is anticipated that total debt upon the Company's expected emergence in early 2003 will be approximately $265 million (including the $201 million in new senior subordinated notes and borrowings under its exit financing facility).

The Company said that the strong support of its creditor constituencies for its POR reflects the dramatic turnaround in the Company's operating performance and financial condition since the Company entered Chapter 11. Key elements of the turnaround at Warnaco include:

>> A strengthened management team with the recruitment of new leadership for the Company's core business units (Sportswear, Swimwear and Intimate Apparel). In addition the Company has upgraded both operating and financial management within each of these units.

>> Institution of improved financial controls and disciplines and the upgrading of corporate and divisional financial personnel.

>> Substantial improvements in working capital management through changes in operating philosophy and discipline.

>> Implementation of operating cost reductions through overhead reductions, facility consolidations, plant closings and outsourcing initiatives.

>>       The divestiture of non-core operations.

>>       Implementation of new product, marketing and distribution initiatives.

>> A greatly improved liquidity position. As of today's filing Warnaco has approximately $60 million in excess cash and has entirely paid down the DIP Facility it obtained in Chapter 11. Borrowings under the DIP had peaked at $203.4 million in July 2001.

Tony Alvarez, President and CEO of Warnaco, said: "We are extremely proud of our achievements in restructuring Warnaco and restoring it to health. The new Warnaco has a solid core of very competitive businesses with superb brands in sportswear, swimwear and intimate apparel. We believe the steps we have taken to improve liquidity, strengthen management and improve operating performance have put Warnaco on strong footing for the future. This achievement is very much a testament to the hard work and dedication of the great team at Warnaco and the strong support of Stuart Buchalter and Harvey Golub, members of the Restructuring Committee of the Company's Board."

Company Initiates Search for Permanent CEO
Warnaco said that a search committee has been formed and the executive search firm of Heidrick & Struggles has been engaged to identify internal and external candidates to succeed Tony Alvarez as President and CEO.

Separately, the executive search firm of Spencer Stuart has been engaged to identify candidates for the Board of Directors of the Reorganized Warnaco.

In May 2001, Warnaco appointed Alvarez, a Founding Partner of Alvarez & Marsal, Inc., as Chief Restructuring Advisor to oversee the reorganization process. In November 2001, he was named President and Chief Executive Officer. Alvarez has committed to remain in place through the completion of the restructuring process and to provide for a smooth and orderly transition to a new CEO. Following the transition, Alvarez will return to Alvarez & Marsal, Inc., a leading turnaround and crisis management consulting firm with more than 150 employees in 13 offices worldwide. Additionally, Heidrick & Struggles is working to identify candidates for the role of Chief Financial Officer to replace Jim Fogarty, who will also return to his practice at Alvarez & Marsal.

Stuart D. Buchalter, Non-Executive Chairman of the Board of Directors of Warnaco, and Harvey Golub, Chairman of the Board's Restructuring Committee, said: "Tony and the team at Warnaco have been instrumental in a dramatic turnaround of Warnaco, remarkable for its quality and speed. Under Tony's leadership, Warnaco will emerge a stronger company with deeper management and improved competitive prospects. As we move toward the successful completion of our reorganization, we are confident that we will recruit a successor to Tony who can build upon these accomplishments and lead the new Warnaco into the future."


About The Warnaco Group, Inc
The Warnaco Group, Inc., headquartered in New York, is a leading manufacturer of intimate apparel, menswear, jeanswear, swimwear, men's and women's sportswear, better dresses, fragrances and accessories sold under such brands as Warner's(R), Olga(R), Lejaby(R), Bodyslimmers(R), Chaps by Ralph Lauren(R), Calvin Klein(R) men's and women's underwear, men's accessories, and men's, women's, junior women's and children's jeans, Speedo(R)/Authentic Fitness(R) men's, women's and children's swimwear, sportswear and swimwear accessories, Polo by Ralph Lauren(R) women's and girls' swimwear, Anne Cole Collection(R), Cole of California(R) and Catalina(R) swimwear, and A.B.S. (R) Women's sportswear and better dresses.


Statement Regarding Forward-looking Disclosure

This press release may contain "forward-looking statements" within the meaning of Section 27A of Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect, when made, the Company's expectations or beliefs concerning future events that involve risks and uncertainties. All statements other than statements of historical facts included in this statement are forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements may contain the words "believe", "anticipate", "expect", "estimate", "project", "will be", "will continue", "will likely result", or other similar words and phrases. Forward-looking statements and the Company's plans and expectations are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated.

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